Exhibit A

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13G/A with respect to the Common Stock, $0.0001 par value of Pacific Biosciences of California, Inc., dated as of February 14, 2017, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:            February 14, 2017

MAVERICK CAPITAL, LTD.

By:	Maverick Capital Management, LLC,
Its General Partner

	By:	Lee S. Ainslie III, Manager

		By:	/s/ Anne K. Hill
Anne K. Hill
Under Power of Attorney dated
February 13, 2017

MAVERICK CAPITAL MANAGEMENT, LLC

By:	Lee S. Ainslie III, Manager

	By:	/s/ Anne K. Hill
Anne K. Hill
Under Power of Attorney dated
February 13, 2017

LEE S. AINSLIE III

By:	/s/ Anne K. Hill
Anne K. Hill
Under Power of Attorney dated
February 13, 2017

ANDREW H. WARFORD

By:	/s/ Anne K. Hill
Anne K. Hill
Under Power of Attorney dated
February 13, 2017